EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2008, on the consolidated financial statements of Citizens First Corporation, which report is included in Form 10-KSB for Citizens First Corporation for the year ended December 31, 2007.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Crowe Horwath LLP
Louisville, Kentucky
January 14, 2009